EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                               State of              Percentage
         Subsidiary                         Incorporation            Ownership
         ----------                         -------------            ----------

First State Corp.                              Alabama                   100%

         Subsidiary of First State
         Corp.:

           First Financial Bank                Alabama                   100%